Exhibit 10.21

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (this “Modification Agreement”) is made and entered into effective as of April 8, 2025 (the “Effective Date”), by and between VCI GLOBAL LIMITED, a British Virgin Islands corporation (“Company”), and ALUMNI CAPITAL LP, a Delaware limited partnership (“Investor”).

Recitals

A. Company and Investor are parties to a Purchase Agreement dated as of August 1, 2024, a Purchase Warrant Agreement dated as of August 1, 2024, a Purchase Agreement Modification Agreement dated as of September 27, 2024, and an Amended Modification Agreement dated as of January 13, 2025 (collectively the “Agreements”).

B. Pursuant to the Agreements, the Company and Investor entered into agreement whereby the Investor shall purchase up to One Hundred Thirty Five Million Dollars ($135,000,000) of the Company’s Ordinary Shares from time to time, subject to the terms and conditions in the agreements, with the Commitment Period beginning on the Execution Date of August 1, 2024 and ending on December 31, 2025.

C. Company and Investor have agreed to modify the Agreements in accordance with the terms and conditions set forth in this Modification Agreement.

Modification Agreement

In consideration of the mutual covenants and agreements set forth in this Modification Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Amendment to Warrant Agreement

1.1 Exercise Price. Pursuant to Section 2(c) of the Warrant Agreement titled “Exercise Price” shall be replaced with “The exercise price per Warrant Share shall be calculated by dividing $10,000,000 (the “Valuation”) by the total number of shares of Ordinary Shares issued and outstanding as of the Exercise Date, subject to adjustment hereunder (the “Exercise Price”).

1.2 Holder’s Exercise Limitations. Pursuant to Section 2(f) of the Purchase Agreement titled “Holder’s Exercise Limitations” shall be replaced with “The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section 2(e), the foregoing sentence, the number of shares of Ordinary Shares beneficially owned by the Holder and its Affiliates shall include the number of shares of Ordinary Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Ordinary Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Ordinary Shares, a Holder may rely on the number of outstanding shares of Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Ordinary Shares outstanding. Upon the written request of a Holder (which, for clarity, includes electronic mail), the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Ordinary Shares then outstanding. In any case, the number of outstanding shares of Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of Ordinary Shares outstanding immediately after giving effect to the issuance of shares of Ordinary Shares issuable upon exercise of this Warrant. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.”

2. Other Provisions in Full Force. Except as specifically provided herein, the Agreements shall remain in full force and effect in accordance with the original terms and conditions which were last amended in the Amended Modification Agreement.

3. Notices. Any notice required, permitted or contemplated hereunder shall be in accordance with the applicable “Notices” provision in the Purchase Agreement and Warrant Agreement.

4. Miscellaneous. This Modification Agreement sets forth the entire agreement of the parties with respect to the subject matter of this Modification Agreement and supersedes all previous understandings, written or oral, in respect of this Modification Agreement. This Modification Agreement may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (a) may be relied on by each party as if the document were a manually signed original and (b) will be binding on each party for all purposes. This Modification Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Modification Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all which together shall constitute one and the same agreement. If any term of this Modification Agreement is found invalid by a court of competent jurisdiction, the invalid term will be considered excluded from this Modification Agreement and will not invalidate the remaining terms of this Modification Agreement. At no time shall the prior or subsequent course of conduct by Company or Investor directly or indirectly limit, impair, or otherwise adversely affect any of the parties’ rights or remedies in connection with this Modification Agreement or any of the documents, instruments and agreements executed in connection herewith, as Investor and Company agree that this Modification Agreement and the documents, instruments, and agreements executed in connection herewith shall only be amended by written instruments executed by Investor and Company. This Modification Agreement is made and entered into for the protection and benefit of Investor and Company and their permitted successors and assigns, and no other person, association, authority or entity shall be a direct or indirect beneficiary of or have any direct or indirect cause of action or claim in connection with this Modification Agreement.

IN WITNESS WHEREOF, Investor and Company have executed this Modification Agreement to be effective as of the Effective Date.

VCI GLOBAL LIMITED

By:
Dato’ Victor Hoo, Chief Executive Officer

Accepted as of the Effective Date.

ALUMNI CAPITAL LP

By:
Ashkan Mapar, General Partner

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